UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C
(Rule 14C-101)
Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary information statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14c-6(d)(2) Definitive information statement

Soul and Vibe Interactive, Inc.
(Name of Registrant as specified in Its Charter)

Payment of filing fee (check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

SOUL AND VIBE INTERACTIVE, INC.
 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
HELD BY MAJORITY WRITTEN CONSENT

TO ALL STOCKHOLDERS OF SOUL AND VIBE INTERACTIVE, INC.

NOTICE IS HEREBY GIVEN to you as a stockholder of record of  Soul and Vibe Interactive, Inc., a Nevada corporation (the “Company”), that a Majority Written Consent in Lieu of an Annual Meeting of Stockholders (the “Written Consent”) has been executed to be effective 20 days from the date of mailing this Information Statement to you.

Because execution of the Written Consent was assured, our Board of Directors believes it would not be in the best interests of our company and its stockholders to incur the costs of holding an annual meeting or of soliciting proxies or consents from additional stockholders in connection with these actions. Based on the foregoing, our Board of Directors has determined not to call an Annual Meeting of Stockholders.

The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of common stock held of record by them.

The Board of Directors has fixed the close of business on October 25, 2012 as the record date (the “Record Date”) for the determination of stockholders who are entitled to receive this Information Statement. This Information Statement is being mailed on or about _________________, 2012 to all stockholders of record as of the Record Date. Under Nevada law, stockholders are not entitled to dissenter’s rights of appraisal with respect to any of the matters being authorized herein.

The purpose of this Information Statement is to inform the holders of record, as of 5:00 p.m., Mountain time, October 25, 2012 (the “Record Date”) of the common stock, $0.001 par value per share (the “Common Stock”), of Victory LG Inc., a Nevada corporation (the “Company”) pursuant to Section 14C of the Exchange Act of 1934, as amended, that our Board of Directors and the holder of 10,000,000 shares of Common Stock, representing approximately 55.5% of the 18,000,000 shares of the total issued and outstanding shares of our voting stock (the “Majority Stockholder”) approved the following:

The Written Consent authorizes the following corporate action:

(1)
Amend our Articles of Incorporation (the "Articles of Incorporation") to change the name of the Company from "Victory LG, Inc." to "Soul and Vibe Interactive, Inc." to more actively and efficiently promote the Company's products and services.

(2)
Amend our Articles of Incorporation to increase the post-split authorized capital of the Company from 100,000,000 shares of $0.001 par value common stock to 310,000,000 shares of $0.001 par value common stock; of which 300,000,000 is common shares and 10,000,000 preferred shares.

(3)
Effect a four (4) for one (1) forward stock split of our issued and outstanding shares of Common Stock, so that the number of our issued and outstanding shares of Common Stock increases from 18,000,000 shares to 72,000,000 shares.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Soul and Vibe Interactive, Inc.
6544 Kathrine Ann Court
Salt Lake City, UT 84118

INFORMATION STATEMENT ON SCHEDULE 14C
WE ARE NOT ASKING YOU FOR A
PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is being furnished to the stockholders of Soul and Vibe Interactive, Inc., a Nevada corporation (the “Company,” “we” or “us”), to advise them of the corporate actions that have been authorized by written consent of the Company’s stockholders, who collectively own 55.5% of the Company’s sole class of outstanding capital stock as of the record date of October 29, 2012 (the “Record Date”). These actions are being taken without notice, meetings or votes in accordance with the General Corporation Law of the Nevada Revised Statutes (“NRS”), Sections 78.315 and 78.320. This Information Statement is being mailed to the stockholders of the Company, as of the Record Date, on ___________.

(1)
Amend our Articles of Incorporation (the "Articles of Incorporation") to change the name of the Company from "Victory LG, Inc." to "Soul and Vibe Interactive, Inc." to more actively and efficiently promote the Company's products and services.

(2)
Amend our Articles of Incorporation to increase the post-split authorized capital of the Company from 100,000,000 shares of $0.001 par value common stock to 310,000,000 shares of $0.001 par value common stock; of which 300,000,000 is common shares and 10,000,000 preferred shares.

(3)	Effect a four (4) for one (1) forward stock split of our issued and outstanding shares of Common Stock, so that the number of our issued and outstanding shares of Common Stock increases from 18,000,000 shares to 72,000,000 shares.

On February 29, 2012 stockholder holding 10,000,000 shares, or approximately 55.5%, of our issued and outstanding Common Stock consented in writing to (1) the name change (2) Certificate of Amendment to increase the common shares to 300,000,000 and preferred 10,000,000; (3) four for one forward split.

No Vote Required

We are not soliciting consents to approve (1) the name change (2) Certificate of Amendment to increase the common shares to 300,000,000 and preferred 10,000,000; (3) four for one forward split. Nevada law permits the Company to take any action which may be taken at an annual or special meeting of its stockholders by written consent, if the holders of a majority of the shares of its Common Stock sign and deliver a written consent to the action to the Company.

Voting

Section 6 of the company’s Bylaws provides the number of votes to which each class of voting securities is entitled.

(a) Except as otherwise provided by statute or by the Certificate of Incorporation, any corporate action, other than the election of Directors, to be taken by vote of the stockholders, shall be authorized by a majority of votes cast at a meeting of stockholders by the holders of shares entitled to vote thereat.

(b) Except as otherwise provided by statute or by the Certificate of Incorporation, at each meeting of stockholders, each holder of record of stock of the Corporation entitled to vote thereat shall be entitled to one (1) vote for each share of stock registered in his name on the books of the Corporation.

Interests of Certain Parties in the Matters to be Acted Upon

None of the directors or Executive Officers of the Company have any substantial interest resulting from the following: (1) the name change, (2) the Certificate of Amendment to increase the common shares to 300,000,000 and 10,000,000 preferred (3) four for one forward split.

Cost of this Information Statement

The entire cost of furnishing this Information Statement will be borne by the company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock held of record by them.

House Holding of Stockholder Materials

In some instances we may deliver only one copy of this Information Statement to multiple stockholders sharing a common address. If requested by phone or in writing, we will promptly provide a separate copy to a stockholder sharing an address with another stockholder. Requests by phone should be directed to our Chief Executive Officer at (877) 262-5154, and requests in writing should be sent to Soul and Vibe Interactive, Inc., Attention: Chief Executive Officer, 6544 Kathrine Ann Court, Salt Lake City, Utah 84118. Stockholders sharing an address who currently receive multiple copies and wish to receive only a single copy should contact their broker or send a signed, written request to us at the above address.

OUTSTANDING SHARES AND VOTING RIGHTS

As of the Record Date, our authorized capitalization consisted of 18,000,000 shares of Common Stock, of which 18,000,000 shares were issued and outstanding. Holders of Common Stock have no preemptive rights to acquire or subscribe to any of the additional shares of Common Stock. There are no other issued and outstanding securities of our company entitled to vote in connection with such matters. The company has authorized 10,000,000 preferred shares of which no shares have been issued.

Each share of Common Stock entitles its holder to one vote on each matter submitted to the stockholders. However, because stockholders holding at least a majority of the voting rights of all outstanding shares of capital stock as of the Record Date have voted in favor of the foregoing proposals by resolution dated September 21, 2012; and having sufficient voting power to approve such proposals through their ownership of capital stock, no other stockholder consents will be solicited in connection with this Information Statement.

Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the proposals will not be adopted until a date at least twenty (20) days after the date on which this Information Statement has been mailed to the stockholders. We anticipate that the actions contemplated herein will be effected on or after ___________.

PRINCIPAL STOCKHOLDERS AND SECURITY OWNERSHIP OF
MANAGEMENT AND BENEFICIAL OWNERS

The following table sets forth certain information regarding our shares of outstanding common stock beneficially owned as of the date hereof by (1) each of our directors and executive officers, (2) all directors and executive officers as a group, and (3) each other person who is known by us to own beneficially more than 10% of our common stock based upon 18,000,000 issued common shares. Unless otherwise noted, each of the persons listed below has sole voting and investment power with respect to the shares indicated as beneficially owned by such person. The Common Stock is the Company’s only class of issued voting securities. As of February 29, 2012 the Company had 18,000,000 shares of Common Stock outstanding.

Directors & Executive Officers and Beneficial Owners	Title	Number of Shares of Common Stock Owned	Percent of Voting Shares Outstanding
Pauline Carson	Chairman, CFO & CEO, Director	10,000,000	55%
	Director	0	0.00%
	Director	0	0.00%
Beneficial Owners	n/a	0	0.00%
All Directors & Officers as a Group		10,000,000	55.5%

DIRECTOR COMPENSATION

The following executive compensation disclosure reflects all compensation awarded to, earned by or paid to the Directors below. The following table summarizes all compensation from February 29, 2012.

SUMMARY COMENSATION TABLE

NAME PRINCIPAL OTHER	CAPACITIES IN WHICH REMUNERATION WAS RECEIVED	OTHER ANNUAL COMPENSATION
		YEAR	SALARY $	BONUS $
Pauline Carson	Director	2012	$ NIL	$ NIL

STOCK INCENTIVE PLAN
At present, we do not have a stock incentive plan in place. We have not granted any options to Directors.

ACTIONS TO BE TAKEN: AMENDMENTS TO OUR ARTICLES OF INCORPORATION

This Information Statement contains a brief summary of the material aspects of the actions approved by our Board of Directors and the holders of the majority of our outstanding voting Common Stock. On September 21, 2012, our Board of Directors unanimously approved the following amendments to our Articles of Incorporation, and on September 21, 2012, the holder of a majority of the outstanding shares of Common Stock approved the following by written consent in lieu of a meeting of stockholders, in accordance with the provisions of the Nevada:

(1)
Amend our Articles of Incorporation (the "Articles of Incorporation") to change the name of the Company from "Victory LG, Inc." to "Soul and Vibe Interactive, Inc." to more actively and efficiently promote the Company's products and services.

(2)
Amend our Articles of Incorporation to increase the post-split authorized capital of the Company from 100,000,000 shares of $0.001 par value common stock to 310,000,000 shares of $0.001 par value common stock; of which 300,000,000 is common shares and 10,000,000 preferred shares.

(3)
Effect a four (4) for one (1) forward stock split of our issued and outstanding shares of Common Stock, so that the number of our issued and outstanding shares of Common Stock increases from 18,000,000 shares to 72,000,000 shares.

The Article of Amendment of Articles of Incorporation, attached hereto as Appendix A, became effective on October 18, 2012, when we filed it with the Secretary of State of Nevada.

The amendment to our Articles of Incorporation of the Company by increasing the number of authorized shares of Common stock to 300,000,000 million shares of Common Stock, and 10,000,000 of preferred was effected by unanimous written consent of the Directors, pursuant to Nevada Revised Statute Section 78.315. The Amendment was filed with, and was approved by, the Secretary of State of Nevada on October 18, 2012.

The notice to the shareholders of the Modification to the Articles of incorporation, and approval thereof by the office of the Secretary of State of Nevada, is contained in this Information Statement to be mailed to our stockholders, and which shall become effective in 20 days.

1. AMENDMENT TO ARTICLES OF INCORPORATION CHANGING THE NAME, OF THE COMPANY

The Board of Directors, by unanimous written consent, approved an amendment to the Company’s Articles of Incorporation to change the name of the Company to Soul & Vibe Interactive, Inc. The change of the Company’s name to Soul & Vibe Interactive, Inc. was intended to align the Company’s name with management’s marketing plan which is broader than the dietary supplement sector.

2. AMENDMENT TO ARTICLES OF INCORPORATION CHANGING THE CAPITAL STRUCTURE OF THE COMPANY

The Board of Directors, by unanimous written consent, approved an amendment to the Company’s Articles of Incorporation to modify the capital structure of the Company.

Prior to the capital restructure referenced herein, the Articles of Incorporation , the Company authorized 90,000,000 million shares of Common stock, and 10,000,000 million shares of Preferred Stock, with a par value of $.001 per share.

The Board increased the number of authorized shares 310,000,000 million, with a par value of $.001 per shares, and authorized 300,000,000 common shares and 10,000,000 shares are preferred shares with a par value of $.001 per share.

Pre split
Currently authorized	Issued and outstanding	Reserved for issuance	Authorized but unissued
100,000,000	18,000,000	0	82,000,000
90,000,000 common	18,000,000 common	0	72,000,000 common
10,000,000 preferred	0 preferred	0	10,000,000 preferred

Post Split
Post Split authorized	Issued and outstanding	Reserved for issuance	Authorized but unissued
310,000,000	72,000,000	0	238,000,000
300,000,000 common	72,000,000 common	0	228,000,000 common
10,000,000 preferred	0 preferred	0	10,000,000 preferred

The Board of Directors and Majority Shareholders have approved an amendment to the Company's Articles of Incorporation to increase our current authorized capital from 100,000,000 shares of Stock to 310,000,000 shares of Stock, with the same par value of $0.001 per share. The increase in the authorized capital will be affected prior to the forward stock split.

The purpose of this proposed increase in our current authorized capital is to make available additional shares of Common Stock for issuance for general corporate purposes without the requirement of further action by the stockholders. The Board of Directors has considered potential uses of the additional authorized shares of Common Stock, which may include the seeking of additional equity financing through public or private offerings, or for other general corporate purposes. Increasing the authorized number of shares of our Common Stock will provide us with greater flexibility and allow the issuance of additional shares of Common Stock in most cases without the expense or delay of seeking further approval from our stockholders. We are at all times investigating additional sources of financing which the Board of Directors believes will be in our best interests and in the best interests of our stockholders. We do not have any proposals, agreements, arrangements or understandings to issue any of the newly authorized shares of Common Stock at this time.

The shares of Common Stock do not carry any pre-emptive rights. The adoption of the Amendment to our Articles of Incorporation will not of itself cause any changes in our capital accounts.

The increase in the authorized shares of Common Stock will not have any immediate effect on the rights of existing shareholders. However, the Board of Directors will have the authority to issue authorized shares of Common Stock without requiring future approval from the stockholders of such issuances, except as may be required by applicable law or exchange regulations.

To the extent that additional authorized shares of Common Stock are issued in the future, they will decrease the existing stockholders' percentage equity ownership interests and, depending upon the price at which such shares of Common Stock are issued, could be dilutive to the existing stockholders. Any such issuance of additional shares of Common Stock could have the effect of diluting any earnings per share and book value per share of outstanding shares of our Common Stock.

One of the potential effects of the increase in authorized shares is that it will enable the Board of Directors to render it more difficult to or discourage an attempt to obtain control of our Company by means of a merger, tender offer, proxy contest or otherwise and thereby protect the continuity of present management. The Board of Directors would, unless prohibited by applicable law, have additional shares of Common Stock available to effect transactions (including private placements) in which the number of our outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of our company. Such action, however, could discourage an acquisition of our company, which our stockholders might view as desirable.

At this time, we have no such plans, proposals, or arrangements, written or otherwise to issue any of the newly available shares of common stock.

3. EFFECT A FOUR FOR ONE FORWARD STOCK SPLIT OF OUR ISSUED AND OUTSTANDING SHARES OF COMMON STOCK

The Board of Directors approved resolutions to effect a (4) -for- (1) forward stock split. Under this forward stock split, each share of our Common Stock will be converted automatically into four shares of Common Stock.

PLEASE NOTE THAT THE FORWARD STOCK SPLIT WILL NOT CHANGE YOUR
PROPORTIONATE EQUITY INTERESTS IN THE COMPANY.

PURPOSE AND MATERIAL EFFECTS OF THE FORWARD STOCK SPLIT

Prior to the forward stock split, our authorized capital consists of 18,000,000 shares of Common Stock. There are approximately 18,000,000 shares of Common Stock outstanding as of the Record Date. The Board of Directors believes that, among other reasons, the number of outstanding shares of our Common Stock has contributed to a lack of investor interest in our Company and has made it difficult to attract new investors and potential business opportunities. The Board of Directors had proposed the forward stock split as one method to attract business opportunities to our Company.

When a company engages in a forward stock split, it substitutes a predetermined amount of shares of stock for one share of stock. It does not decrease the market capitalization of the company.

We believe that the forward stock split could help generate interest in our company among investors and other business opportunities. However, the effect of the forward stock split upon the market price for our Common Stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of our Common Stock after the forward stock split will fall in proportion to the increase in the number of shares of Common Stock outstanding resulting from the forward stock split. The market price of our Common Stock may also be based on our performance and other factors, some of which may be unrelated to the number of shares outstanding.

MATERIAL EFFECTS OF THE FORWARD STOCK SPLIT

The forward stock split will affect all of our stockholders uniformly and will not affect any Stockholder’s percentage ownership interests in our Company or proportionate voting power.

The principal effect of the forward stock split will be that the number of shares of Common Stock issued and outstanding will be increased from 18,000,000 shares as of October 18, 2012 to 72,000,000 shares.

The forward stock split will not affect the number of shares of Common Stock authorized for issuance, or the par value of our Common Stock. As a result, on the effective date of the forward stock split, the stated capital on our balance sheet attributable to our Common Stock will be increased to five times its present amount, and the paid-in capital account shall be decreased by the amount by which the stated capital is increased. The (Per Share) net income or loss and net book value of our Common Stock will be decreased because there will be more shares of our Common Stock outstanding.

The forward stock split will not change the proportionate equity interests of our stockholders, nor will the respective voting rights and other rights of stockholders be altered. The Common Stock issued pursuant to the forward stock split will remain fully paid and non-assessable. Stockholders should recognize that they would own a greater number of shares than they presently own (a number equal to the number of shares owned immediately prior to the filing of the certificate of amendment multiplied by 4).

While we expect that the forward stock split will result in a decrease in the potential market price of our Common Stock, there can be no assurance that the forward stock split will decrease the potential market price of our Common Stock by a multiple equal to the exchange number or result in the permanent decrease in any potential market price (which is dependent upon many factors, including our performance and prospects). Also, should the market price of our Common Stock increase, the percentage increase as an absolute number and as a percentage of our overall market capitalization may be less than would pertain in the absence of a forward stock split. Consequently, there can be no assurance that the forward stock split will achieve the desired results that have been outlined above.

PROCEDURE FOR EXCHANGE OF STOCK CERTIFICATES

Effect on Beneficial Stockholders

Upon the forward stock split, the Company intends to treat stockholders holding the Common Stock in "street name," through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the forward stock split for their beneficial holders holding the Common Stock in "street name." However, such banks, brokers or other nominees may have different procedures than registered stockholders for processing the forward stock split. Stockholders who hold their shares with such a bank, broker or other nominee and who have any questions in this regard are encouraged to contact their nominees.

Effect on Registered Certificated Shares

Our transfer agent, ISLAND STOCK TRANSFER INC., will act as exchange agent for purposes of implementing the exchange of stock certificates. We refer to such person as the "exchange agent." Holders of pre-forward split shares are asked to surrender to the exchange agent certificates representing pre-forward split shares in exchange for certificate(s) representing post-forward split shares in accordance with the procedures set forth in the letter of transmittal which will be provided to our Stockholders.

No new certificates will be issued to a stockholder until that stockholder has surrendered the stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal, to the transfer agent.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

PROCEDURE FOR EFFECTING THE INCREASE IN AUTHORIZED CAPITAL AND FORWARD STOCK SPLIT

We filed an Article of Amendment to our Articles of Incorporation with the Secretary of State of Nevada on October 18th, 2012 to amend our existing Articles of Incorporation on or after twenty (20) days following mailing of this Information Statement to the stockholders. The company increasing the authorized shares and forward stock split will become effective 20 days after mailing the information statement, which is referred to as the "Effective Date."

Beginning on the Effective Date, each certificate representing pre-forward stock split shares will be deemed for all corporate purposes to evidence ownership of post-forward stock split shares. The text of the Article of Amendment is set forth in Annex A to this Information Statement (subject to modification to include such changes as may be required by the office of the Secretary of State of the State of Nevada and as the Board of Directors deems necessary and advisable to effect the amendments described above).

Limitation of Liability of all Directors

Pursuant to the Nevada General Corporation Law, our Articles of Incorporation exclude personal liability for our Directors for monetary damages based upon any violation of their fiduciary duties as Directors, except as to liability for any breach of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or any transaction from which a Director receives an improper personal benefit. This exclusion of liability does not limit any right which a Director may have to be indemnified and does not affect any Director's liability under federal or applicable state securities laws. We have agreed to indemnify our directors against expenses, judgments, and amounts paid in settlement in connection with any claim against a Director if he acted in good faith and in a manner he believed to be in our best interests.

Election of Directors and Officers

Directors are elected to serve until the next annual meeting of stockholders and until there successors have been elected and qualified. Officers are appointed to serve until the meeting of the Board of Directors following the next annual meeting of stockholders and until there successors have been elected and qualified.

No Executive Officer or Director of the Corporation is the subject of any pending legal proceedings.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires our executive officers and directors, and persons who beneficially own more than ten percent of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, we believe that during 2011 our Directors and executive officers did comply with all Section 16(a) in the S-1 Registration Statement.

Audit Committee

We do not have an Audit Committee, our board of directors acted as the Company's Audit Committee during the fiscal year ended February 29th, 2012, recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditors' independence, the financial statements and their audit report; and reviewing management's administration of the system of internal accounting controls. The Company does not currently have a written audit committee charter or similar document.

Our boards of directors have determined that if we were required to have a financial expert and/or an audit committee, Steve Sager, legal counsel, would be considered an “audit committee financial expert,” as defined by applicable Commission rules and regulations. Based on the definition of “independent” applicable to audit committee members of NASDAQ-traded companies, our board of directors has further determined that  Steve Sager is considered to be “independent.”

Code of Ethics

A code of ethics are standards that are reasonably designed to deter wrongdoing and to promote:

•	Honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
•	Full, fair, accurate, timely and understandable disclosure in reports and documents that are filed with, or submitted to, the Commission and in other public communications made by an issuer;
•	Compliance with applicable governmental laws, rules and regulations;
•	The prompt internal reporting of violations of the code to an appropriate person or persons identified in the code; and accountability for adherence to the code.

On October 16, 2012, the Company adopted a Code of Ethics that applies to the Company's principal executive officer, principal financial officer and principal accounting officer. Anyone can obtain a copy of the Code of Ethics by contacting the Company at the following address: 6544 Kathrine Ann Court, Salt Lake City, Utah 84118, or by calling (877) 262-5154. The first such copy will be provided without charge. The Company will post any amendments to the Code of Ethics, as well as any waivers that are required to be disclosed by the rules of either the Securities and Exchange Commission or the National Association of Dealers.

Nominating Committee

We do not have a Nominating Committee or Nominating Committee Charter. Our board of directors performed some of the functions associated with a Nominating Committee. We have elected not to have a Nominating Committee in that we are continuously updating our operations and have limited resources with which to establish additional committees of our board of directors.

Compensation Committee

At this time, Steve Sager legal counsel is the only member of the committee and has performed in his role by reviewing our employment agreements with Janet Somsen. The board of directors intends to add additional members to the compensation committee and expects it to consist of solely of independent members. Until more members are appointed to the compensation committee, our entire board of directors will review all forms of compensation provided to any new executive officers, directors, consultants and employees, including stock compensation and options.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2013

The rules of the Securities and Exchange Commission (“SEC”) permit our stockholders, after notice to us, to present proposals for stockholder action in our proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for stockholder action, and are not properly omitted by our action in accordance with the proxy rules published by the SEC.

Our 2013 annual meeting of stockholders is expected to be held on or about February 15, 2013, and proxy materials in connection with that meeting are expected to be mailed on or about January 15, 2013. Proposals of stockholders that are intended to be presented at our 2013 annual meeting must be received by us no later than December 15, 2012, in order for them to be included in the proxy statement and form of proxy relating to that meeting.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires that our Officers and Directors and persons who own more than 10% of our common stock, file reports of ownership and changes in ownership with the SEC. Based solely on our review of the SEC’s EDGAR database, copies of such forms received by us, or written representations from certain reporting persons, we believe that during the 2011 fiscal year, all such filing requirements applicable to our Officers, Directors, and greater than 10% beneficial owners were complied with.

MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

In accordance with Rule 14a-3(e)(1) promulgated pursuant to the Securities Exchange Act of 1934, as amended, one Information Statement may be delivered to two or more stockholders who share an address, unless the Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly upon written or oral request a separate copy of this Information Statement to a stockholder at a shared address to which a single copy of this Information Statement was delivered. Requests for additional copies of this Information Statement, and requests that in the future separate communications be sent to stockholders who share an address, should be directed to the Soul and Vibe Interactive, Inc at 6544 Kathrine Ann Court, Salt Lake City, Utah 84118.

ANNUAL REPORT

A copy of our Annual Report on Form 10-K for the fiscal year ended February 29, 2012, which will be filed with the SEC pursuant to the Exchange Act, will be hereby incorporated by reference into the Information Statement, including the financial statements that are part of our Annual Report.

Our Annual Report on Form 10-K for the fiscal year ended February 29, 2012.

Additional copies of this Information Statement and/or the Annual Report, as well as copies of the Quarterly Report may be obtained without charge upon on the Internet at www.sec.gov from the SEC’s EDGAR database.

By Order of the Board of Directors

/s/ Pauline Carson
By: Pauline Carson, Chairman and Chief Executive Officer

Annex A

Proposed Articles of Amendment to the Articles of Incorporation

A)	The total number of authorized shares of the Corporation shall be increased by deleting 100,000,000 in its entirety and substituting the following in lieu thereof:

FINANCIAL INFORMATION
No Par Share Count:	0	Capital Amount:	$ 310,000.00
Par Share Count:	10,000,000.00	Par Share Value:	$ 0.001
Par Share Count:	300,000,000.00	Par Share Value:	$ 0.001

On the effective date of filing of this Articles of Amendment to Articles of Incorporation, each share of the issued and outstanding common stock of the Corporation shall be changed into four shares of common stock ("Forward Stock Split"). The Forward Stock Split shall not change the par value of the common stock nor change the authorized number of shares of common stock.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 55.5%

4. Effective date of filing: October 18, 2012

Date: October 18, 2012	By:	/s/Pauline Carson
Pauline Carson
President